UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15 (D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

March 31, 2014

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 NOD ROAD
AVON, CONNECTICUT	06001
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On March 31, 2014 Magellan Health Services, Inc., a Delaware corporation (“Magellan”), entered into a Purchase Agreement (the “Agreement”) with CDMI, LLC, a Rhode Island limited liability company (“CDMI”), George N. Petrovas, Susan C. Petrovas and The Susan C. Petrovas Qualified Annuity Trust — 2011, as holders of the outstanding equity interests in CDMI (collectively, the “Sellers”) and George N. Petrovas in his capacity as the Seller Representative.  CDMI provides a range of clinical consulting programs and negotiates and administers drug rebates for managed care organizations and other customers. CDMI works with over 30 health plans, and in 2013 had net revenues of approximately $43 million, primarily derived from rebate management.  During its first quarter earnings call, Magellan will discuss the impact of this transaction on its 2014 guidance.

The Agreement provides for Magellan’s purchase from the Sellers of all of the outstanding equity interests in CDMI (the “Transaction”) for a cash purchase price equal to a base amount of $205.0 million, subject to adjustment, plus potential contingent payments up to a maximum aggregate amount of $165.0 million, in each case less amounts owed to certain employees of CDMI in respect of sale bonuses to which they have a contractual right to receive from and after the closing of the Transaction (the “Closing”).  The base amount will be payable at the Closing.  The contingent payment provisions provide for (i) cash payments of up to $65.0 million based on the amount of rebates retained in respect of 2015 by CDMI, (ii) cash payments of up to $65.0 million based on the number of CDMI customers that become full service PBM clients of Magellan during 2015 and 2016 and (iii) cash payments of up to $35.0 million based on the gross profit performance of CDMI and ICORE’s rebates business during 2014 and 2015 (in each case less amounts owed in respect of the employee sale bonuses mentioned above).  At the Closing, the amount of $15.0 million will be placed in escrow in connection with the Sellers’ indemnification obligations under the Agreement.  To the extent Magellan’s claims for indemnification do not exceed this amount, the holdback will be released to Sellers on the fifteen-month anniversary of the Closing.

The Agreement sets forth a variety of customary representations and warranties and covenants, including covenants requiring the conduct of CDMI’s business in the ordinary course consistent with past practice and other restrictions on the operation of its business prior to the consummation of the Transaction. The covenants are subject to various limitations specified in the Agreement.

Consummation of the Transaction is subject to various conditions, including the termination or expiration of the waiting period under the Hart-Scott Rodino Antitrust Act, the absence of any law or order prohibiting the Closing or making it illegal, the continued effectiveness of employment agreements, subscription agreements and non-competition and non-solicitation agreements entered into by certain Sellers and/or employees of CDMI, the receipt of certain third party consents, the absence of certain litigation as well as a material adverse effect with respect to CDMI and the accuracy of the representations and warranties made by the parties.  Subject to the closing conditions, the parties anticipate completing the Transaction in the second quarter.

The Agreement may be terminated by the mutual consent of Magellan and the Sellers.  In addition, subject to the conditions specified in the Agreement, the Agreement may be terminated in certain other circumstances, including for uncured breaches of representations and warranties, the occurrence of a material adverse effect with respect to CDMI, or the failure of the Closing to occur within 120 days following the date of the Agreement (subject to possible extension for an additional 60 days in certain circumstances).

A copy of the Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the document.

The representations, warranties and covenants contained in the Agreement were made only for purposes of the Agreement and as of specific dates, were solely for the benefit of the parties to the Agreement, and are subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Agreement.  The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors.  Investors are not third-party beneficiaries under the Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of CDMI or Magellan.  Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Agreement, which subsequent information may or may not be fully reflected in Magellan’s public disclosures.

In connection with the execution and delivery of the Agreement, Parent and CDMI agreed to dismiss and release their claims in the previously disclosed litigation between the parties pending in the United States District Court for the District of Connecticut.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

On March 31, 2014, Magellan, each Seller and two employees of CDMI entered into a subscription agreement pursuant to which Magellan agreed to issue, and the counterparties to such agreements (the “Subscribers”) agreed to purchase, a number of shares of Magellan’s ordinary common stock, par value $0.01 per share (the “Magellan Restricted Stock”), in connection with and immediately following the Closing of the Transaction.  The aggregate number of shares of Magellan Restricted Stock to be issued to the Subscribers will be determined by dividing $80.0 million by the volume weighted average trading prices per share of Magellan’s ordinary common stock on the NASDAQ as reported by Bloomberg US L.P. (or successor thereto) using its “Volume at Price” function over the five trading days ended on the trading day prior to the Closing.  The Magellan Restricted Stock subscribed for by the Subscribers is subject to vesting, with 1/4 of the total number of shares to be issued to the Sellers vesting on the eighteen-month anniversary of the Closing, 3/8 of such total number of shares vesting on the thirty-month anniversary of the Closing and 3/8 of such total number of shares vesting on the forty-two month anniversary of the Closing, in each case subject to the condition that George Petrovas (in respect of the shares subscribed for by the Sellers) and each such employee remains in the employ of Magellan on the applicable vesting dates, with certain exceptions.  In addition, 1/4 of the total number of shares to be issued to the Subscribers will be subject to vesting based upon the amount of rebates retained in respect of 2014 by CDMI.  Each of the Subscribers represented to Magellan that the Subscriber is “accredited” for purposes of Rule 501 of Regulation D.  The issuance of the Magellan Restricted Stock will be made in a private placement exempt from registration under Section 4(a)(2) of the Securities Act of 1933, as amended.

Item 8.01. Other Events.

On April 1, 2014, Magellan issued a press release announcing the execution of the Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01. Financial Statements, Pro Forma Financial Information and Exhibits

(d) Exhibits:

Exhibit Number	Description
2.1	Purchase Agreement, dated as of March 31, 2014, among Magellan Health Services, Inc., CDMI, LLC and each of the Sellers’ party thereto.

99.1	Registrant’s press release dated April 1, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

Date: April 1, 2014	By	/s/ Jonathan N. Rubin
		Name:	Jonathan N. Rubin
		Title:	Executive Vice President and Chief Financial Officer